Exhibit 17
                                                                        (Draft)

                      FEDERATED AMERICAN LEADERS FUND, INC.

     PROXY FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON SEPTEMBER 16, 2009

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholder of Federated American Leaders Fund, Inc. (the "Fund"), hereby appoints Todd P. Zerega, Erin
J. Dugan, Maureen A. Ferguson, Alice Helscher and Shannon McDowell or any one of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on September 16, 2009 at the principal executive offices of the Fund at 4000 Ericsson Drive, Warrendale, Pennsylvania, 15086, at 2:00 p.m., and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FEDERATED AMERICAN LEADERS FUND, INC. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.



To approve or disapprove a proposed agreement and plan of reorganization pursuant to which Federated Clover Value Fund, a portfolio of Federated Equity Funds, would acquire the assets of Federated American Leaders Fund, Inc. in exchange for Class A Shares, Class B Shares, Class C Shares and Class K Shares of Federated Clover Value Fund to be distributed pro rata by Federated American Leaders Fund, Inc. to its shareholders of Class A and Class F Shares, Class B Shares, Class C Shares and Class K Shares, respectively, in complete liquidation and dissolution of Federated American Leaders Fund, Inc.



         FOR               [   ]

         AGAINST           [   ]

         ABSTAIN           [   ]



                             YOUR VOTE IS IMPORTANT

     Please complete, sign and return this card as soon as possible.


                                    Signature                 Date
                                    (Please sign within box)



                                    Signature                 Date
                                    (Joint Owners)

Please sign this proxy exactly as your name appears on the books of the Corporation. Joint owners should each sign personally. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.